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                                                                    EXHIBIT 10.6

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

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                             DATED FEBRUARY 1, 2000

THIS AMENDMENT is made as of February 1, 2000 ("Commencement Date"), and is by and between Getty Images, Inc. (the "Company") and Christopher Roling (the "Employee").

WHEREAS the Company and the Employee desire to amend the Employment Agreement dated July 1, 1999 (the "Agreement");

THEREFORE the Company AND the Employee agree to delete Section 3 (a) in its entirety and replace it as follows:

        3. (a) SALARY. The Company shall pay to the Employee an annual salary (the "Salary") at the rate of Two Hundred Seventy Five Thousand Dollars ($275,000.00), payable to the Employee in accordance with the normal payroll practices of the Company for its employees as are in effect from time to time. In addition, the Employee shall receive an annual foreign service premium of ten percent of the salary and an annual accommodation adjustment of Forty Eight Thousand Dollars ($48,000.00), payable as part of the normal payroll practices. The foreign service premium and the accommodation adjustment mentioned above are the net amounts that will be received by the Employee. The Company will be responsible for any tax due on these amounts. The amount of the Employee's Salary shall be reviewed annually by the Board on or about April 1 of each year during the Term beginning in the 2001 calendar year and may be increased on the basis of such review and then-current market practices, but not decreased below such amount.

IN WITNESS WHEREOF, Getty Images, Inc. and Christopher Roling have caused this Amendment to be executed as of the Commencement Date.

GETTY IMAGES, INC.                          CHRISTOPHER ROLING


By:
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    Jonathan Klein, CEO                     Christopher Roling


Date:
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